Exhibit 99.3


[Salon logo]


Investor Contact:
Conrad Lowry
Chief Financial Officer
(415) 645-9317
investor@salon.com

                              FOR IMMEDIATE RELEASE
                              ---------------------

              SALON REPORTS THIRD QUARTER FISCAL YEAR 2007 RESULTS

          RECORDS QUARTERLY NET PROFIT OF $0.2 MILLION COMPARED TO NET
                    LOSS OF $0.1 MILLION IN PRIOR YEAR PERIOD

                   SETS QUARTER REVENUE RECORD OF $2.8 MILLION

                ADVERTISING REVENUES INCREASE 60% TO $2.2 MILLION
                   COMPARED TO $1.4 MILLION PRIOR YEAR PERIOD

SAN FRANCISCO, Calif. --- February 12, 2007 --- Salon Media Group, Inc. (SLNM.OB), an Internet media company, announced today a net profit of $0.2 million for its third quarter ended December 31, 2006, compared to a net loss of $0.1 million for its second quarter the year before.

Total revenues for the quarter ended December 31, 2006 were a company record of $2.8 million compared to $2.1 million a year ago. Salon's previous revenue high was $2.6 million (excluding barter sales transactions) set in the December 1999 quarter, the peak of the Internet bubble. Advertising revenues increased to $2.2 million, compared to $1.4 million a year ago, a 60% increase. Advertising revenues were near the all-time high of $2.4 million (excluding barter transactions) set in the December 1999 quarter. Salon Premium revenues declined $0.1 million to $0.4 million compared to $0.5 million a year ago due to a drop in memberships.

On a non-GAAP pro forma basis, which excludes non-cash and non-recurring items, Salon recorded a $0.5 million net profit for the current quarter compared to a $0.3 million profit a year ago.

"We are very pleased to have achieved record revenues in the December quarter. This was underpinned by a robust online advertising market, and a continued strong rise in unique visitors, which grew 56% quarter over quarter, to an average monthly 3.6 million uniques, " said Elizabeth Hambrecht, Salon's CEO and President. "We will continue to introduce new products to drive readership - in February alone we will be bringing Glenn Greenwald's highly respected political blog under the Salon banner, launching a monthly column by critic Camille Paglia, and rolling out a daily blog by our Editor-in-Chief Joan Walsh." She continued, "While the March quarter will be impacted by the cyclically slower ad market, we are continuing to build a product and a team that should allow for increased traffic and revenue as the year goes on."

A reconciliation of net loss attributable to common stockholders calculated in accordance with generally accepted accounting principles in the United States of America (GAAP) and pro forma net loss attributable to common stockholders is provided immediately following the consolidated statements of operations. These pro forma measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with GAAP contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

Future Periods Guidance:

Salon does not believe that the nine months ended December 31, 2006 GAAP and non-GAAP financial results should be considered predictive of future quarter or year results.

For its quarter ending March 31, 2007, Salon forecasts advertising revenues of $0.9 - $1.0 million and total revenues of $1.5 - $1.6 million. If Salon attains total revenues of $1.6 million, it forecasts that it will most likely report a GAAP net loss attributable to common stockholders of approximately $0.9 million. Salon currently has approximately $0.8 million of advertising commitments for its quarter ending March 31, 2007. Revenues during this time period have historically been the lowest for Salon. Salon cannot accurately predict total revenues after March

31, 2007 owing to the relatively short time frame in which advertising orders are secured and when they run on our Website and the lack of significant long-term advertising orders.

About Salon Media Group, Inc.:

Founded in 1995, Salon is an Internet publishing company. Salon's award-winning journalism combines original investigative stories and provocative personal essays along with quick-take commentary and staff-written Weblogs about politics, technology, culture and entertainment. Committed to interactivity, the Website also hosts two online communities, Table Talk and The Well. Features in Salon's Website include the daily music download column Audiofile, Videodog video clips, the Daou Report, an opinionated guide to the blogosphere, and the ability to automatically submit Letters to the Editor.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: the economic environment of the media industry; the difficulty in securing on-line advertising and subscriptions; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. We do not believe that our reported results should be considered predictive of future period or full year results.

Note: Salon is a trademark and a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.

                             SALON MEDIA GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended          Nine Months Ended
                                                                December 31                 December 31
                                                          ------------------------    ------------------------
                                                             2006          2005          2006          2005
                                                          ----------    ----------    ----------    ----------
Net revenues                                              $    2,765    $    2,069    $    6,194    $    5,353
                                                          ----------    ----------    ----------    ----------

Operating expenses:
      Production and content                                   1,317         1,183         3,875         3,276
      Sales and marketing                                        560           389         1,296         1,054
      Information technology support                             217           146           649           519
      General and administrative                                 365           257           945           706
                                                          ----------    ----------    ----------    ----------
            Total operating expenses                           2,459         1,975         6,765         5,555
                                                          ----------    ----------    ----------    ----------


Income (loss) from operations                                    306            94          (571)         (202)

Other income, net                                                  -             1             3            21
                                                          ----------    ----------    ----------    ----------
Net income (loss)                                                306            95          (568)         (181)

Preferred deemed dividend                                       (109)         (227)         (295)         (227)
                                                          ----------    ----------    ----------    ----------
Net income (loss) attributable to common stockholders     $      197    $     (132)   $     (863)   $     (408)
                                                          ==========    ==========    ==========    ==========

Basic net income (loss) per share
      attributable to common stockholders                 $     0.10    $    (0.16)   $    (0.53)   $    (0.52)
Diluted net income (loss) per share
      Attributed to common stockholders                   $     0.02    $    (0.16)   $    (0.53)   $    (0.52)

Weighted average shares used in computing basic
      net income (loss) per share attributable to
      common stockholders                                      1,888           806         1,616           778
Weighted average shares used in computing diluted
      net income (loss) per share attributable to
      common stockholders                                     11,243           806         1,616           778

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                               Three Months Ended                 Nine Months Ended
                                                December 31, 2006                 December 31, 2006
                                        --------------------------------   --------------------------------
                                         As (1)                   Pro       As (1)                   Pro
                                        Reported      Adj.       Forma     Reported      Adj.       Forma
                                        --------    --------    --------   --------    --------    --------
Net revenues                            $  2,765    $      -    $  2,765   $  6,194    $      -    $  6,194
                                        --------    --------    --------   --------    --------    --------

Operating expenses:
     Production and content                1,317         (35)      1,282      3,875        (102)      3,773
     Sales and marketing                     560         (84)        476      1,296        (228)      1,068
     Information technology support          217          (4)        213        649         (14)        635
     General and administrative              365         (26)        339        945         (74)        871
                                        --------    --------    --------   --------    --------    --------
         Total operating expenses          2,459        (149)      2,310      6,765        (418)      6,347
                                        --------    --------    --------   --------    --------    --------


Income (loss) from operations                306         149         455       (571)        418        (153)

Other income (expense), net                    -           -           -          3           -           3
                                        --------    --------    --------   --------    --------    --------
Net income (loss)                            306         149         455       (568)        418        (150)

Preferred deemed dividend                   (109)        109           -       (295)        295           -
                                        --------    --------    --------   --------    --------    --------
Net income (loss) attributable to
     common stockholders                $    197    $    258    $    455   $   (863)   $    713    $   (150)
                                        ========    ========    ========   ========    ========    ========

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                             Three Months Ended                 Nine Months Ended
                                              December 31, 2005                 December 31, 2005
                                      --------------------------------   --------------------------------
                                        As (1)                  Pro       As (1)                   Pro
                                      Reported      Adj.       Forma     Reported      Adj.       Forma
                                      --------    --------    --------   --------    --------    --------
Net revenues                          $  2,069    $      -    $  2,069   $  5,353    $      -    $  5,353
                                      --------    --------    --------   --------    --------    --------

Operating expenses:
     Production and content              1,183         (81)      1,102      3,276        (171)      3,105
     Sales and marketing                   389         (78)        311      1,054        (184)        870
     Information technology support        146          (7)        139        519         (45)        474
     General and administrative            257          (1)        256        706          (7)        699
                                      --------    --------    --------   --------    --------    --------
         Total operating expenses        1,975        (167)      1,808      5,555        (407)      5,148
                                      --------    --------    --------   --------    --------    --------

Income (loss) from operations               94         167         261       (202)        407         205

Other income, net                            1           -           1         21           -          21
                                      --------    --------    --------   --------    --------    --------
Net income (loss)                           95         167         262       (181)        407         226
                                      --------    --------    --------   --------    --------    --------

Preferred deemed dividend                 (227)        227           -       (227)        227           -
                                      --------    --------    --------   --------    --------    --------
Net income (loss) attributable to
     common stockholders              $   (132)   $    394    $    262   $   (408)   $    634    $    226
                                      ========    ========    ========   ========    ========    ========

(1) In accordance with accounting principles generally accepted in the United States

                             SALON MEDIA GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)
                                   (Unaudited)

                                                                  Three Months Ended      Nine Months Ended
                                                                      December 31,           December 31,
                                                                  -------------------    --------------------
                                                                    2006       2005        2006        2005
                                                                  --------   --------    --------    --------
Net income (loss) attributable to common stockholders             $    197   $   (132)   $   (863)   $   (408)

Less:
    Utilization prepaid advertising rights                              79         75         185         173
    Depreciation and amortization charges                               22         22          64         102
    Stock compensation charges                                          48         70         169         132
    Preferred deemed dividend charges                                  109        227         295         227
                                                                  --------   --------    --------    --------
Pro forma net income (loss) attributable to common stockholders   $    455   $    262    $   (150)   $    226
                                                                  ========   ========    ========    ========

                             SALON MEDIA GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                               December 31,      March 31,
                                                                   2006            2006
                                                               (Unaudited)
                                                               ------------    ------------
Assets
     Current assets:
          Cash and cash equivalents                            $        543    $        441
          Accounts receivable, net                                    2,006             502
          Prepaid expenses, and other current assets                     99             184
                                                               ------------    ------------
                Total current assets                                  2,648           1,127
     Property and equipment, net                                        127             155
     Prepaid advertising rights                                       3,533           3,718
     Goodwill                                                           200             200
     Other assets                                                       106             104
                                                               ------------    ------------
                Total assets                                   $      6,614    $      5,304
                                                               ============    ============

Liabilities and stockholders' equity
     Current liabilities:
          Accounts payable and accrued liabilities             $        976    $        747
          Deferred revenue                                              663             820
                                                               ------------    ------------
                Total current liabilities                             1,639           1,567
     Other long-term liabilities                                         94             120
                                                               ------------    ------------
                Total liabilities                                     1,733           1,687
                                                               ------------    ------------

Stockholders' equity:
     Common stock                                                         2               1
     Preferred stock                                                      -               -
     Additional paid-in-capital                                      96,705          94,619
     Unearned compensation                                                -             (40)
     Accumulated deficit                                            (91,826)        (90,963)
                                                               ------------    ------------
           Total stockholders' equity                                 4,881           3,617
                                                               ------------    ------------
                Total liabilities and stockholders' equity     $      6,614    $      5,304
                                                               ============    ============